EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Stock Option Plan of Response Biomedical Corp. of our report dated April 25, 2007, with respect to the consolidated financial statements of Response Biomedical Corp. incorporated by reference in its Annual Report (Form 40-F) for the year ended December 31, 2006, filed with the Securities and Exchange Commission

Vancouver, Canada October 11, 2007	Chartered Accountants